INDEPENDENT AUDITORS' CONSENT











     We consent to the incorporation by reference in Registration Statements Nos. 333-02245, 33-17405, 33-17530, 33-28118, 33-47446
and 33-78102 of Photronics, Inc. on Form S-8 of our report dated December 8, 1997 appearing in this Annual Report on Form 10-K of Photronics, Inc. for the year ended November 2, 1997.




DELOITTE & TOUCHE LLP
Hartford, Connecticut
January 26, 1997